Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Advaxis, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1) (2)		Fee Rate	Amount of Registration Fee (6)
Newly Registered Securities

Fees to Be Paid	Equity	Common stock, $0.001 par value per share (1)(2)(3)	457	(o)			$			$
	Other	Common Stock Purchase Warrants (4)	Other	(7)
	Equity	Common stock, $0.001 par value per share, issuable upon exercise of the Common Stock Purchase Warrants (1)(2)(3)(5)	457	(o)			$			$

	Total Offering Amount							$25,000,000	$0.0000927		$2,317.50

	Net Fee Due									$

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes the aggregate offering price of additional shares that the underwriters have a 45-day option to purchase to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(5)	The Common Stock Purchase Warrants are exercisable for up to % of the aggregate number of shares of common stock sold in the primary offering at a per share exercise price equal to % of the public offering price of the shares of common stock in the primary offering.

(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s common stock on the OTCQX of $0.082 per share on May 6, 2022.

(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act, based upon the price at which the warrants may be exercised.